Amendment to LOAN AGREEMENT


          This Amendment to the Loan Agreement dated May 5, 1994 is made this 15th day of February, 1995, by and between Best Lock Corporation (the "Corporation") and Russell C. Best, a resident of Zionsville, Indiana (the "Executive").

          WHEREAS, the Parties entered into the Loan Agreement dated May 5, 1994 which, in recognition of Employee's major contribution to the profitability, growth, and financial strength of the Corporation during present and future employment with the Corporation, provided for a loan of a certain amount of funds to the Executive;

          WHEREAS, Executive pledged to the Corporation all of the shares of Frank E. Best, Inc., a Washington corporation, ("FEB") he purchased with the proceeds of the loan as collateral to guarantee repayment of the loan to the Corporation;

          WHEREAS, the formation of Best Lock Partnership, an Indiana general partnership formed by Walter E. Best Company, Inc., an Indiana corporation ("WEBCO") and Executive (the "Partnership"), will require the contribution by Executive of 2,500 shares of FEB common stock to the Partnership; and,

          WHEREAS, by this Amendment, the parties desire to amend the Loan Agreement to allow Executive to contribute such FEB shares to the Partnership by permitting Executive to substitute 451 unencumbered shares of Best Universal Lock Corporation, a Washington Corporation ("BUL"), currently owned by Executive, in place of 1,014 FEB shares, which are equal in value to the FEB shares for which the substitution is to be made.

          NOW, THEREFORE, the Loan Agreement is amended as follows:

          Section 1. Incorporation and Recitals. The Recitals set forth above are incorporated in and made a part of this Amendment.

          Section 2. Nature and Effect of Amendment. Except as otherwise provided hereunder, the terms of the Loan Agreement shall remain unchanged.

          Section 3. New Section 4. Section 4 of the Loan Agreement is amended and restated as follows:

               Section 4. Collateral Security. The Executive shall deliver to the Corporation stock certificate(s) representing 113,311 shares of capital stock of Frank
          E. Best, Inc., a Washington corporation, ("FEB") which the Executive purchased with the proceeds of the loan contemplated hereunder, and 451 shares of Best Universal Lock Corporation, a Washington Corporation ("BUL") to secure full payment by the Executive of amounts owing under the terms of this Agreement and the Promissory Note. So long as the Executive is not in default under the terms of this Agreement and the Promissory Note, all voting and dividend rights in any such FEB or BUL shares so pledged shall belong to the Executive. As payments of principal are made under the terms of the Promissory Note, the Corporation shall first release stock certificates representing ownership of FEB shares and then, after all FEB shares are released, the Corporation shall release BUL shares, in such amounts so that the Corporation will never hold stock certificates as security hereunder representing FEB and/or BUL shares having an aggregate value greater than the aggregate amount of principal and accrued interest owing under the terms of the Promissory Note. Upon the full payment of the total amount of principal and accrued interest owing under the terms of the Promissory Note, the Corporation shall deliver to the Executive all stock certificates and other collateral security which it may hold under the terms of this Agreement and shall release all such security into the possession of and to the account of the Executive.

          Wherefore, the Parties hereby amend the Loan Agreement dated May 5, 1994 as set forth above as of this 15th day of February, 1995.

                                        BEST LOCK CORPORATION

                                        By:  /s/ Walter E. Best
                                             ------------------------
                                             Walter E. Best, President
     Attest:

     By:     /s/ Mark G. Ahearn
             -----------------------
             Mark G. Ahearn
     Its:  Associate Counsel


                                      /s/ Russell C. Best
                                      ------------------------------
                                      Russell C. Best

                               LOAN AGREEMENT


        This Loan Agreement (the "Agreement"), entered into this 5th day of May, 1994, by and between Best Lock Corporation, a Delaware corporation, (the "Corporation") and Russell C. Best, a resident of Zionsville, Indiana, (the "Executive").

                           W I T N E S S E T H :

        WHEREAS, the Executive has been for several years, and is now, employed as an executive officer of the Corporation and has made, and is expected to make, a major contribution to the profitability, growth, and financial strength of the Corporation;

        WHEREAS, the Corporation considers the continued services of the Executive to be in the best interests of the Corporation and its shareholders and desires to assure the continued services of the Executive on behalf of the Corporation on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Corporation;

        WHEREAS, the Executive is willing to remain in the employ of the Corporation upon the understanding that the Corporation will provide him with certain economic benefits;

        WHEREAS, the Corporation and the Executive have entered into an Employment Agreement dated May 5th, 1994 (the "Employment Agreement"), pursuant to which the Corporation and the Executive have agreed that the Executive will continue to be employed as an executive officer of the Corporation and will provide certain services in return for the Corporation providing certain economic benefits to Executive, including the loaning of funds to Executive;

        WHEREAS, the Executive desires to borrow funds from the Corporation and the Corporation is willing to loan funds to the Executive pursuant to the terms of the Employment Agreement; and

        WHEREAS, the Corporation and the Executive wish to record the terms of their agreement in writing in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises made hereunder and consistent with the terms of the Employment
     Agreement, the parties agree as follows:

        Section 1. Loan of Funds. The Corporation will loan the Executive at such time as the Executive requests within the next Ninety (90) days of the date of this Agreement an amount not to exceed Three Million Four Hundred Thousand Dollars ($3,400,000) at an interest rate of seven and two-tenths percent (7.2%) per annum and on such other terms pursuant to the provisions of a Promissory Note substantially in the form attached hereto as
     Exhibit 1. The Executive will repay the principal amount and all interest accrued on the principal amount in accordance with the terms of the Promissory Note and not later than April 30, 2024. The Executive may prepay without penalty any or all of the principal and accrued interest owing under the terms of this Agreement and the Promissory Note.

        Section 2. Execution of Promissory Note by the Executive. On the date of this Agreement, the Executive will execute a Promissory Note substantially in the form attached hereto as
     Exhibit 1.

        Section 3. Executive's Use of Funds. The Executive may use the funds loaned to him by the Corporation for such purpose or purposes as the Executive desires.

        Section 4. Collateral Security. Within ten (10) days after the loan transaction contemplated hereunder is closed, the Executive shall deliver to the Corporation stock certificates representing any shares of capital stock of Frank E. Best, Inc., a Washington corporation, ("FEB") which the Executive shall have purchased with the proceeds of the loan contemplated hereunder, to secure full payment by the Executive of amounts owing under the terms of this Agreement and the Promissory Note. So long as the Executive is not in default under the terms of this Agreement and the Promissory Note, all voting and dividend rights in any such FEB shares so pledged shall belong to the Executive. As payments of principal are made under the terms of the Promissory Note, the Corporation shall release stock certificates representing ownership of FEB shares in such amounts so that the Corporation will never hold stock certificates as security hereunder representing FEB shares having an aggregate value greater than the aggregate amount of principal and accrued interest owing under the terms of the Promissory Note. Upon the full payment of the total amount of principal and accrued interest owing under the terms of the Promissory Note, the Corporation shall deliver to the Executive all stock certificates and other collateral security which it may hold under the terms of this Agreement and shall release all such security into the possession of and to the account of the Executive.

        Section 5. Event of Default. The occurrence of any of the following shall constitute a default under the Promissory Note and under this Agreement: (i) the failure of the Executive to make timely payment of principal or interest under the terms of the Promissory Note; (ii) the admission by the Executive in writing of an inability to pay his debts as they become due;
     (iii) the appointment of a receiver or trustee for any part of the Executive's property; or (iv) an assignment for the benefit of the Executor's creditors.

        Upon any default, the Corporation, at its option and without notice or demand, may declare all amounts owing to it by the Executive secured hereby immediately to be due and payable, and shall have all the remedies of a secured party available under Indiana law. These remedies include, without limitation, the right to take permanent possession of all collateral, including stock certificates, held at such time hereunder and to succeed to all voting and dividend rights related thereto.

        Section 6. Amendment of Agreement. This Agreement may be amended in any or all of its provisions only if the amendment is reduced to writing and signed by the Corporation and either the Executive or, if he is legally incompetent, his personal representative.

        Section 7. Successors. All of the terms or provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors, and permitted assigns.

        Section 8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if placed in the United States mail, registered or certified, return receipt requested, postage prepaid, or if personally delivered, addressed as follows:

             To the Corporation:      Best Lock Corporation
                                      6161 East 75th Street
                                      Indianapolis, Indiana 46250

             To the Executive:        Russell C. Best
                                      755 Eagle Creek Drive
                                      Zionsville, Indiana 46077

        Section 9. Governing Law. This Agreement shall be construed and interpreted in accordance with, and shall be governed by, the laws of the State of Indiana.

        IN WITNESS WHEREOF, the Corporation and the Executive have caused this Agreement to be executed on the day and year first above written.

                                 "CORPORATION"

                                 /s/ Walter E. Best
                                 -----------------------------
                                 Walter E. Best, President

     Attest:      /s/ Roger E. Beaverson
             ----------------------
             Roger E. Beaverson, Secretary

                                 "EXECUTIVE"

                                 /s/ Russell C. Best
                                 -----------------------------
                                 Russell C. Best

                                 EXHIBIT 1

                        INSTALLMENT PROMISSORY NOTE


     $3,400,000            Final Installment Due Date:  April 30, 2024

        For value received, the undersigned promises to pay to the order of Best Lock Corporation, a Delaware corporation, the sum of Three Million Four Hundred Thousand Dollars ($3,400,000), at 6161 East 75th Street, Indianapolis, Indiana, or at such other place as the holder hereof may direct in writing, with interest upon the unpaid principal balance at the rate of seven and two-tenths percent (7.2%) per annum from the date of this instrument until maturity, and nine and two-tenths percent (9.2%) per annum after maturity until paid, with attorneys' fees and costs of collection and without relief from valuation and appraisement laws, payment of principal and interest to be made as follows:

             Principal and interest shall be paid in equal annual installments (each installment including both principal and interest) in the amount of $______________. Each annual installment shall be paid on April 30. The first annual installment shall be paid on April 30, 1995, with additional installments to be paid on April 30 each year thereafter. The final annual installment shall be paid on April 30, 2024 and shall be in the amount of $_______________.

        This note may be prepaid in full or in part at any time.

        In the event of default in payment of any of said installments when due, the entire unpaid balance of principal and interest shall become due and payable immediately, without notice, at the election of the holder hereof.

        The maker and any indorser(s) jointly and severally waive demand, presentment, protest, notice of protest, and notice of nonpayment or dishonor of this note, and each of them consents to extensions of the time of payment of this note.

        No delay or omission on the part of the holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

        This note, and any extensions or renewals hereof, is secured by a Loan Agreement dated May ____, 1994 and executed in favor of and delivered to the payee hereof by the undersigned, to which reference is made for other rights as to prepayment and acceleration.

        Signed and delivered at Indianapolis, Indiana, this ______ day of May, 1994.

                                      Signature



                                      ______________________________
                                      Russell C. Best
                                      755 Eagle Creek Drive
                                      Zionsville, Indiana 46077